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Exhibit 99.1

RIMCO PRODUCTION COMPANY, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

March 31, 2005 and December 31, 2004

(unaudited)

	2005	2004
Assets
Current assets:
Cash and cash equivalents	$15,072,830	$12,991,815
Accounts receivable and accrued revenues	4,181,944	4,566,074
Prepaid drilling and other costs	212,231	1,236,284

Total current assets	19,467,005	18,794,173

Oil and gas property and equipment on the basis of full cost method of accounting:
Proved properties, less accumulated depletion, depreciation and amortization of $25,235,759 and $24,112,120 in 2005 and 2004, respectively	26,206,601	26,560,556
Unproved properties, not being amortized	5,460,853	3,777,348

Total oil and gas property and equipment	31,667,454	30,337,904

Office furniture and equipment, less accumulated depreciation of $364,870 and $355,927 in 2005 and 2004, respectively	100,888	118,823
Investments:
Equity investments in common stock	1,093	1,093
Securities available for sale, at market	12,201	12,978

Total investments	13,294	14,071

Deferred financing fees, net	11,550	17,324

Total assets	$51,260,191	$49,282,295

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$1,555,107	$1,147,531
Accrued interest payable	2,407	13,524
Current portion of long-term debt	1,000,000	1,000,000

Total current liabilities	2,557,514	2,161,055
Other long-term liability	280,900	285,291
Asset retirement obligations	437,614	429,314
Deferred income tax liability	5,295,167	5,013,957

Total liabilities	8,571,195	7,889,617

Commitments and contingencies (notes 6, 7, and 8)
Shareholders' equity:
Common stock, $0.001 par value. Authorized 12,500,000 shares; issued 2,023,064 shares, respectively; outstanding 1,948,060 shares, respectively	2,023	2,023
Additional paid-in capital	35,643,891	35,643,891
Notes receivable from shareholders	(2,529,806)	(2,641,509)
Treasury stock, at cost, 75,004 shares	(2,100,112)	(2,100,112)
Accumulated other comprehensive income (loss)	7,564	8,046
Retained earnings	11,665,436	10,480,339

Total shareholders' equity	42,688,996	41,392,678

Total liabilities and shareholders' equity	$51,260,191	$49,282,295

See accompanying notes to consolidated financial statements.

RIMCO PRODUCTION COMPANY, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

Three Months Ended March 31, 2005 and 2004

(unaudited)

	2005	2004
Operating revenues:
Oil and gas sales	$4,839,298	$5,092,457
Other operating income	—	228,725

Total operating revenues	4,839,298	5,321,182

Operating expenses:
Oil and gas operating costs	473,627	1,261,218
Production taxes	272,645	176,175
Depletion, depreciation, and amortization	1,142,832	1,569,804
Accretion of asset retirement obligations	8,300	22,870
General and administrative	470,222	435,720
Consulting fees	152,512	143,374

Total operating expenses	2,520,138	3,609,161

Operating income	2,319,160	1,712,021

Other income and (expense):
Interest expense	(18,034)	(21,498)
Interest income	96,315	67,134

Total other income and (expense)	78,281	45,636

Income before provision for income taxes	2,397,441	1,757,657
Provision for income taxes:
Current	638,630	3,514,253
Deferred	281,505	290,141

Total provision for income taxes	920,135	3,804,394

Net income (loss)	$1,477,306	$(2,046,737)

See accompanying notes to consolidated financial statements.

RIMCO PRODUCTION COMPANY, INC. AND SUBSIDIARIES

Consolidated Statements of Shareholders' Equity and
Other Comprehensive Income

December 31, 2003 through March 31, 2005

(unaudited)

	Common stock			Notes receivable from shareholders		Accumulated other comprehensive income (loss)
			Additional paid-in capital		Treasury stock		Retained earnings	Total shareholders' equity	Total comprehensive income
	Shares	Amount
Balance, December 31, 2003	1,881,164	$1,881	$32,601,870	$—	$(2,100,112)	$(417,627)	$26,930,959	$57,016,971
Issuance of stock	141,900	142	3,042,021	(2,641,509)	—	—	—	400,654
Dividends paid	—	—	—	—	—	—	(17,751,617)	(17,751,617)
Net unrealized gain on securities available for sale, net of tax effects	—	—	—	—	—	1,547	—	1,547	$1,547
Net change for derivative instruments, net of tax effects	—	—	—	—	—	424,126	—	424,126	424,126
Net income	—	—	—	—	—	—	1,300,997	1,300,997	1,300,997

Balance, December 31, 2004	2,023,064	2,023	35,643,891	(2,641,509)	(2,100,112)	8,046	10,480,339	41,392,678	$1,726,670

Dividends paid	—	—	—	—	—	—	(292,209)	(292,209)
Shareholders note payments	—	—	—	111,703	—	—	—	111,703
Net unrealized loss on securities available for sale, net of tax effects	—	—	—	—	—	(482)	—	(482)	$(482)
Net income	—	—	—	—	—	—	1,477,306	1,477,306	1,477,306

Balance, March 31, 2005	2,023,064	$2,023	$35,643,891	$(2,529,806)	$(2,100,112)	$7,564	$11,665,436	$42,688,996	$1,476,824

See accompanying notes to consolidated financial statements.

RIMCO PRODUCTION COMPANY, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Three Months Ended March 31, 2005 and 2004

(unaudited)

	2005	2004
Cash flows from operating activities:
Net income (loss)	$1,477,306	$(2,046,737)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion, depreciation and amortization	1,142,832	1,569,804
Accretion of asset retirement obligations	8,300	22,870
Deferred income taxes	281,505	290,141
Amortization of deferred financing fees	5,774	11,359
Changes in assets and liabilities:
Accounts receivable and accrued revenues	384,130	(411,515)
Prepaid drilling and other costs	1,024,053	(182,117)
Accounts payable and accrued expenses	407,289	2,215,193
Accrued interest payable	(11,117)	(9,316)
Other assets and liabilities	(4,104)	(3,800)

Net cash provided by operating activities	4,715,968	1,455,882

Cash flows from investing activities:
Additions to oil and gas property and equipment	(2,453,189)	(765,792)
Purchases of office furniture and equipment	(1,258)	(1,168)

Net cash used in investing activities	(2,454,447)	(766,960)

Cash flows from financing activities:
Deferred financing fees	—	(7,126)
Dividends paid	(292,209)	(4,292,209)
Net proceeds from issuance of common stock	—	36,000
Repayments on shareholder notes	111,703	—

Net cash used in financing activities	(180,506)	(4,263,335)

Net increase (decrease) in cash and cash equivalents	2,081,015	(3,574,413)
Cash and cash equivalents, beginning of period	12,991,815	20,638,712

Cash and cash equivalents, end of period	$15,072,830	$17,064,299

Supplemental disclosures:
Cash paid for interest	$23,376	$19,454
Cash paid for income taxes	508	70,207
Noncash activities:
Distribution of Limited Partnerships' net assets	—	10,628,391

See accompanying notes to consolidated financial statements.

RIMCO PRODUCTION COMPANY, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2005 and 2004

(1) Organization and Summary of Significant Accounting Policies

  (a)
  Organization and Operations

          RIMCO Production Company, Inc. (RIMCO or the Company) was formed on June 13, 1988 under the laws of the State of Delaware. RIMCO maintains offices in Houston, Texas, and Avon, Connecticut. RIMCO and all majority owned subsidiaries (collectively, the Company) invest in the acquisition, exploration, development, production and marketing of oil and gas properties. These properties are located in the United States, primarily in the Gulf Coast region, both on and off-shore.

  (b)
  Basis of Presentation

          The accompanying interim consolidated financial statements of RIMCO Production Company, Inc and Subsidiaries are unaudited. In the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim period. The results of operations for the three months ended March 31, 2005 and 2004 are not necessarily indicative of the operating results for the entire year.

  (c)
  Principles of Consolidation

          Effective January 1, 2004, the Company distributed its limited partnership ownership of RIMCO Royalty Partners, L.P. and its general partnership ownership of Diverse-RIMCO to its shareholders. For 2005 and 2004, the consolidated financial statements include the accounts of all wholly-owned subsidiaries of RIMCO, including Vaquero Gas Company Incorporated and RIMCO Energy, Inc.. In addition, the Company's investment in RIMCO Royalty Management, Inc., which is the .01% general partner of RIMCO Royalty Partners, L.P., is included as equity investment in common stock in the consolidated balance sheet. RIMCO Royalty Management, Inc. is accounted for under the equity method of accounting as the limited partners have substantive participation rights. All significant intercompany balances and transactions have been eliminated.

  (d)
  Cash and Cash Equivalents

          The Company's cash equivalents represent commercial paper held at a national bank with original maturities of thirty days or less. The investments are recorded at cost, which approximates fair market value, as of March 31, 2005 and December 31, 2004.

  (e)
  Restricted Cash

          Included in cash and short-term investments at March 31, 2005 and December 31, 2004 is approximately $50,000 of short-term investments supporting a letter of credit issued as a lease deposit on office space.

  (f)
  Oil and Gas Property and Equipment

          Oil and gas property and equipment are accounted for using the full cost method of accounting. Under this method, all costs incurred in exploring, acquiring and developing oil and gas reserves, regardless of whether or not the results of specific costs are successful in finding oil and gas reserves, are capitalized. The carrying amount of oil and gas properties also includes estimated asset retirement costs recorded, based on the fair value of the asset retirement obligation when incurred. Internal costs incurred that are directly identified with acquisition, exploration, and development activities are also capitalized. For the three months ended March 31, 2005 and 2004, such internal costs capitalized totaled approximately $301,899 and $301,336, respectively.

          Depletion, depreciation and amortization of capitalized costs of oil and gas property and equipment plus the estimated future expenditures to be incurred in developing proved reserves are provided based on the unit of production method. Unproved properties are excluded from the amortizable base until evaluated and are evaluated for impairment at least annually. Unit of production rates are based on proved oil and gas reserves estimated by independent petroleum engineers.

          The Company limits, on a country-by-country basis, the capitalized costs of proved oil and gas properties, net of accumulated depletion, depreciation and amortization and deferred income taxes, to the estimated future net cash flows from proved oil and gas reserves discounted at 10%, net of related tax effects, plus the lower of cost or fair value of unproved properties included in the costs being amortized. If capitalized costs exceed this limit, the excess is charged to additional depletion, depreciation and amortization expense.

  (g)
  Long-Lived Assets

          The Company applies the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which requires impairment losses to be recorded on other than oil and gas long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. The Company did not record any write-downs during the three months ended March 31, 2005 and 2004.

  (h)
  Investments

          The Company accounts for its investments in public companies in accordance with SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. This statement requires that investments in debt and equity securities that are available for sale be recorded at fair value with unrealized gains and losses included as a component of accumulated other comprehensive income, net of tax effects, in the accompanying consolidated balance sheets.

          Realized gains and losses from the sale of investments are recorded on the sale date by specific identification of the investment sold.

  (i)
  Derivative Instruments and Hedging Activities

          The Company accounts for its derivative instruments and hedging activities in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. In connection with the Company entering into a Credit Agreement with Aquila Energy Capital Corporation in March 2001, the Company entered into a crude oil swap contract and a natural gas swap contract with Aquila to effectively hedge the cash flows related to certain crude oil and natural gas prices. The contracts expired in April 2004. As of March 31, 2004, the fair value liability associated with the swap contracts was $152,184. The effective portion of the change in the fair value of the swaps was recorded as a component of accumulated other comprehensive income (loss), net of tax effects. The recognition of the fair value of the swaps was included as an adjustment in oil and gas sales over the term of the contract as production occurred. Included in oil and gas sales in the accompanying consolidated statements of operations for the three months ended March 31, 2004 is a reduction of $530,474 related to the crude oil and natural gas swap contracts.

  (j)
  Deferred Financing Fees

          Deferred financing fees represent costs incurred in connection with entering into the Credit Agreement with The Frost National Bank. These costs are being deferred and will be amortized into interest expense at the effective interest rate over the term of the related debt.

  (k)
  Office Furniture and Equipment

          Office furniture and equipment is stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which is five years.

  (l)
  Comprehensive Income

          The Company applies the provisions of SFAS No. 130, Reporting Comprehensive Income, which establishes standards for the reporting and display of comprehensive income and its components (revenue, expenses, gains and losses) in the consolidated financial statements. Components of comprehensive income represent changes in shareholders' equity resulting from unrealized gains and losses from equity securities that are available for sale and fair value adjustments resulting from the Company's crude oil and natural gas swap contracts. Both components are recorded net of tax effects.

  (m)
  Revenue Recognition

          The Company recognizes oil and gas sales from its interests in producing wells under the sales method of accounting, in which revenues are recognized as oil and gas are delivered and sold to purchasers. Additionally, other operating income resulting from monthly operating fees that are charged to other participants, are recognized when earned in accordance with the terms of the specific operating agreement.

  (n)
  Share-Based Payments

          Effective January 1, 2004, the Company adopted SFAS No. 123 (revised 2004), Share-Based Payments, to account for its stock option plan. The Company previously used the intrinsic value method of accounting for stock-based compensation under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and elected the disclosure-only alternative under SFAS No. 123, Accounting for Stock-Based Compensation.

  (o)
  Income Taxes

          The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. This statement requires the Company to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on differences between the financial statement carrying amounts and the tax bases of assets and liabilities and net operating loss carryforwards available for tax reporting purposes, using the applicable tax rates for the years in which the differences are expected to reverse. A valuation allowance is recorded on deferred tax assets unless realization is more likely than not.

  (p)
  Use of Estimates in the Preparation of Financial Statements

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2) Dividend Plan

        At Board of Directors meetings held on November 5 and 6, 2003 and December 2, 2003 and at a Special Shareholders meeting also held on December 2, 2003, certain actions were approved relative to a plan to distribute limited partnership units (the Dividend Plan) of certain Company owned partnerships to shareholders of the Company. The Dividend Plan dividended, on January 1, 2004 for shareholders of record on January 1, 2004, limited partnership units in RIMCO Royalty Partners, L.P., a limited partnership owning royalty and net profits interests, and the Company's 79.2875% general partnership interest in Diverse-RIMCO, another partnership holding royalty and net profits interests. A $4,000,000 cash dividend was paid to shareholders of record on January 1, 2004 to assist shareholders with the taxes on the dividend of the limited partnership units. The book value of the dividend of the partnership units was $10,928,022, and is reflected as part of dividends paid on the consolidated statements of shareholders' equity and other comprehensive income. For income tax purposes only, the fair value of the dividend of limited partnership units was $17,998,200 and resulted in a taxable gain of $9,564,259.

        In addition, the company offered to finance the exercise of the remaining 141,900 stock options that were exercised on January 1, 2004. The terms of financing included an interest rate of 3.55% and required repayment from 100% of proceeds from any sale of stock purchased, 85% of any liquidation proceeds related to the stock purchased and, starting on July 1, 2004, 80% of all cash dividends from stock and 70% of all cash distributions received from partnership units. On January 1, 2004, 141,900 options were exercised and 140,400 options were financed for a total of $2,857,200. At March 31, 2005 and December 31, 2004, the remaining balance of notes receivable from shareholders was $2,529,806 and $2,641,509, respectively, and is reflected as a reduction of shareholders' equity. The notes receivable from shareholders are secured by the shares of stock purchased and the limited partnership units.

(3) Asset Retirement Obligations

        Effective January 1, 2003, the Company adopted SFAS No. 143, Accounting for Asset Retirement Obligations, which requires the fair value of a liability for an asset retirement obligation to be recorded in the period incurred and a corresponding increase in the carrying amount of the related long-lived asset. The Company's asset retirement obligations relate to the plugging and abandonment of its oil and gas properties. The application of SFAS No. 143 did not have a significant impact on depletion, depreciation and amortization for 2004.

        The asset retirement obligation is recorded at fair value and accretion expense, recognized over the life of each property, increases the liability to its expected settlement value. If the fair value of the estimated asset retirement changes, an adjustment is recorded for both the asset retirement obligation and the asset retirement cost.

        The following table provides a rollforward of the asset retirement obligation for March 31, 2005 and December 31, 2004:

	2005	2004
Carrying amount of asset retirement obligations, beginning of year	$429,314	$1,188,031
Liabilities incurred	—	100,092
Accretion expense	8,300	60,504
Liabilities released, upon sale	—	(919,313)

Carrying amount of asset retirement obligations, end of period	$437,614	$429,314

(4) Long-Term Debt

        On September 16, 2002, the Company entered into an Amendment and Restatement of Credit Agreement with Frost Bank (Frost Agreement), thus amending certain terms of the Company's previous Agreement with Aquila Energy Capital Corporation and having Frost Bank as the new lender. The terms of the Frost Agreement established a commitment for Frost Bank to lend up to $20,000,000 with a current declining revolving line of credit in the amount of $14,000,000. The amount funded by Frost Bank was $5,746,605 and is due by September 16, 2005. Interest on this line of credit is equal to the London Interbank Offered Rate (LIBOR) plus 2.5%, resulting in an initial rate of 4.315%, fixed for six months. As of March 31, 2005 the effective rate is 4.55%, in accordance with the terms of the Frost Agreement. Similar to the Aquila Agreement, this loan is secured by certain oil and gas producing properties of the Company.

        On December 16, 2003, the Company entered into a Second Amendment with Frost Bank reducing the amount available under the revolving line of credit to $3,720,000, after making a loan payment to reduce the outstanding balance to $1,000,000. This Amendment was sought to remove the Company's royalty partnerships assets from the loan collateral and to allow for the distribution of its limited partnership interests to the Company shareholders on January 1, 2004. All other significant terms remained unchanged.

        In accordance with the Frost Agreement, the Company is subject to certain financial and other covenants, including the maintenance of positive working capital of $1,000,000, as defined, certain limitations on the sale of secured properties, distributions to shareholders and extensions of credit. The Company was in compliance with these covenants at March 31, 2005.

(5) Income Taxes

        For the three months ended March 31, 2005 and 2004, income tax expense consisted of the following:

	Current	Deferred	Total
2005:
Federal	$565,750	$251,872	$817,622
State	72,880	29,633	102,513

	$638,630	$281,505	$920,135

2004:
Federal	$2,989,957	$244,329	$3,234,286
State	524,296	45,812	570,108

	$3,514,253	$290,141	$3,804,394

        Actual income tax expense differs from the "expected" tax expense (computed by applying the U.S. federal corporate rate of 34% to earnings before income taxes) as follows:

	2005	2004
Computed "expected" tax expense	$815,130	$597,603
Increase (reduction) in income taxes resulting from:
State income taxes, net of federal income tax benefit	67,659	376,272
Gain on dividend of Partnerships	—	2,811,155
Other, net	37,346	19,364

	$920,135	$3,804,394

        The Company has federal net operating loss ("NOL") carryforwards of approximately $711,500 as of March 31, 2005, expiring between 2008 and 2012, and state NOL carryforwards of approximately $6,650,000, expiring between 2007 and 2019. The Company has no remaining minimum tax credit carryforwards as of March 31, 2005. Due to an ownership change in March 2001, the utilization of the Company's federal NOLs is limited under Section 382 of the Internal Revenue Code. The Company believes it is more likely than not that they will not realize the benefits of its state NOLs. As a result, the Company established valuation allowances of $332,500 as of March 31, 2005 and December 31, 2004. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods, which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term, if estimates of future taxable income during the carryforward periods are reduced.

(6) Employee Benefit Plans

        The Company sponsors a 401(k) plan for its employees and annually contributes five percent (5%) of each full-time employee's salary to the plan. Employees may make additional contributions up to the limit allowed under Federal income tax law. RIMCO's contributions, which are included in general and administrative expenses in the accompanying consolidated statements of operations, were $20,663 and $25,369 for the three months ended March 31, 2005 and 2004, respectively.

        The Company has responsibility for the postretirement health insurance obligations for certain employees. Provisions of $297,605 and $301,709 as of March 31, 2005 and 2004, respectively, are included in other short-term and long-term liabilities with the expense being recognized as general and administrative expenses in the accompanying consolidated statements of operations.

(7) Stock Option Plan

        The Company adopted the RIMCO Production Company, Inc. 1997 Stock Incentive Plan (the Plan) on September 22, 1997. The Plan permits the awarding of options for up to 176,280 shares of common stock of the Company. The options may be either incentive stock options as defined in Section 422 of the Internal Revenue Code or nonqualified stock options. The Compensation Committee which administers the Plan, which is appointed by the board of directors of the Company, generally has the discretion to set the terms of the stock options, provided that (i) the exercise price of a stock option will not be less than the fair market value of a share of common stock on the date of the grant, and (ii) the option term for an option may not exceed 10 years.

        On March 30, 2001 and August 28, 2001, RPC granted options to purchase 157,500 shares of common stock at an exercise price of $20.00 per share, the estimated market value of RPC common stock on the date of grant. On December 20, 2001, the Company granted options to purchase 13,000 shares of common stock at an exercise price of $26.00 per share, the estimated market value of RPC common stock on the date of grant. No options were granted in 2002 through 2004. All options expire 10 years from the date of grant and vest over three years. During 2002, 5,468 options were forfeited due to employment terminations and 33 options were exercised resulting in 164,999 options outstanding at December 31, 2002. In January 2003, 199 options were exercised. On February 5, 2003, the Compensation Committee approved the acceleration of vesting of all outstanding stock options, totaling 164,800, to be effective March 31, 2003.

        On December 2, 2003, at a meeting of the Board of Directors and a Special Meeting of Shareholders, a plan was approved to offer to purchase certain outstanding stock options at $28 per share, less the option exercise price. Further, an offer for the company to finance the exercise of remaining stock options was made in anticipation of the Dividend Plan. As a result, 22,400 options were tendered for a total cost of $159,400 and 500 options were exercised in December 2003. There were 141,900 options outstanding as of December 31, 2003 with a weighted-average exercise price of $20.41 per share. On January 1, 2004, 141,900 options were exercised. Cash was paid for 1,500 of the options exercised and the remaining 140,400 options were financed through notes for a total of $2,857,200. The notes receivable from shareholders are secured by the shares of stock purchased and the limited partnership units distributed. No new options were granted under the Plan in 2005 and 2004.

        Effective January 1, 2004, the Company adopted SFAS No. 123(R), Share-Based Payments, to account for its stock option plan. Under SFAS No. 123(R), the options exercised on January 1, 2004 are accounted for as modifications which are treated as an exchange of the original options for new options. The value of the new options approximated the value of the options exchanged. Accordingly, no compensation costs were incurred in connection with the modification. Dividends paid in 2004 were charged to retained earnings because they are not required to be returned if the award is forfeited.

(8) Legal Proceedings

        The Company is a party to legal proceedings arising in the ordinary course of business which management believes, after consultation with legal counsel, will not have a material adverse effect on the Company's consolidated financial position or future operating results.

(9) Commitments

  (a)
  Operating Leases

          RPC leases office space in Avon, Connecticut and Houston, Texas under agreements, which expire July 2005 and October 2007, respectively. Under the terms of both leases, the Company is required to pay a stated rental amount plus its proportionate share of any increase in the operating expenses and real property taxes of the buildings in excess of certain base levels as defined in the lease agreement. Rent expense was $55,997 and $50,788 for the three months ended March 31, 2005 and 2004, respectively, and is included in general and administrative expenses in the consolidated statement of operations. As of March 31, 2005, approximate minimum rental commitments under the leases were:

2005	240,446
2006	256,195
2007	213,495
  (b)
  Letter of Credit

          RPC has one letter of credit in the amount of $37,595, which expires on November 1, 2005, and is used as a security deposit on the Houston operating lease. At March 31, 2005, no amounts were outstanding on the letter of credit.

(10) Significant Purchaser

        For the three months ended March 31, 2005 and 2004, the Company received approximately 29%, of its oil and gas sales from one purchaser.

(11) Treasury Stock

        In December 2003, the Company purchased 75,004 shares of currently outstanding stock at $28 per share for a total cost of $2,100,112. This purchase of stock was recorded at cost and is reflected in the accompanying consolidated financial statements.

(12) Subsequent Event

        On April 18, 2005, RIMCO entered into an Agreement and Plan of Merger with Whittier Energy Corporation in which all of the issued and outstanding stock of RIMCO would be sold for total cash consideration of approximately $55,000,000 and the assumption of approximately $2,000,000 of liabilities by Whittier. Additionally, on April 18, 2005 the Board of Directors approved, in connection with the merger and contingent on the approval of such merger by the shareholders of RIMCO and the closing under the Agreement and Plan of Merger, a cash dividend, payable to all shareholders of record on the day before the effective day of the merger, in an aggregate amount up to $16,259,731, to be paid on the day of the merger.

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  Exhibit 99.1
RIMCO PRODUCTION COMPANY, INC. AND SUBSIDIARIES Consolidated Balance Sheets March 31, 2005 and December 31, 2004 (unaudited)
RIMCO PRODUCTION COMPANY, INC. AND SUBSIDIARIES Consolidated Statements of Operations Three Months Ended March 31, 2005 and 2004 (unaudited)
RIMCO PRODUCTION COMPANY, INC. AND SUBSIDIARIES Consolidated Statements of Shareholders' Equity and Other Comprehensive Income December 31, 2003 through March 31, 2005 (unaudited)
RIMCO PRODUCTION COMPANY, INC. AND SUBSIDIARIES Consolidated Statements of Cash Flows Three Months Ended March 31, 2005 and 2004 (unaudited)
RIMCO PRODUCTION COMPANY, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements March 31, 2005 and 2004